Exhibit 11

Consent of Independent Accountants

TerraCycle US, Inc.

Trenton, New Jersey

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A of our report of independent accountants dated November 10, 2017, relating to the consolidated balance sheets of TerraCycle US, LLC and Subsidiary as of December 31, 2016 and 2015, and of the related consolidated statements of income and member’s equity and cash flows for the years then ended.

/s/ Keiter

December 7, 2017

Glen Allen, Virginia

Exhibit 11

Consent of Independent Accountants

Air Cycle Corporation

Lisle, Illinois

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A of our report of independent accountants dated November 10, 2017, relating to the consolidated balance sheets of Air Cycle Corporation and Affiliate as of December 31, 2016 and 2015, and of the related consolidated statements of income, changes in stockholder’s equity, and cash flows for the years then ended.

/s/ Keiter

December 7, 2017

Glen Allen, Virginia